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                                                                 EXHIBIT 10.8

                                 PNC BANK CORP.
                       1997 LONG-TERM INCENTIVE AWARD PLAN

                                   ADDENDUM TO
               NONSTATUTORY STOCK OPTION AGREEMENT ("AGREEMENT")
                               DATED



OPTIONEE:
DATE OF GRANT:
OPTION PRICE PER SHARE:
COVERED SHARES:

THIS ADDENDUM to the Agreement is made and entered into by and between PNC Bank Corp. ("CORPORATION") and the Optionee identified above in order to provide for the grant of a certain additional option ("RELOAD OPTION") upon the terms and conditions set forth in this Addendum and a Reload Nonstatutory Stock Option Agreement subsequently signed by the parties.

1. DEFINITIONS. Terms defined in the Corporation's 1997 Long-Term Incentive Award Plan, as amended from time to time ("PLAN") or the Agreement are used in this Addendum as defined in the Plan or the Agreement, unless otherwise defined in this Addendum.

2. GRANT OF RELOAD OPTION. Provided that the Optionee exercises all or a portion of the original Option while a Senior Executive and in the manner specified in
Section 3 below, the Optionee shall be granted a Reload Option upon the terms and conditions set forth in a Reload Nonstatutory Stock Option Agreement to be entered into by the Optionee and the Corporation following the exercise of the original Option; provided, however, that the Committee in its sole discretion may cancel the Optionee's right to receive a Reload Option at any time prior to the first anniversary of the Date of Grant shown above.

3. REQUIRED MANNER OF ORIGINAL OPTION EXERCISE. In order to receive a Reload Option, the Optionee must exercise all or a portion of the original Option, or satisfy any related tax withholding obligation, through the surrender (including by means of an attestation procedure) of whole shares of Common Stock which are not subject to any contractual restriction, pledge or other encumbrance and which have been owned by the Optionee for at least six months prior to the Date of Exercise ("ELIGIBLE SHARES"). The Optionee may also elect to satisfy any related tax withholding obligation by the use of shares of Common Stock acquired upon exercise of the Option, but shall be entitled to receive a Reload Option with respect to such shares only to the extent permitted in Section 4(b) below.

4. NATURE OF RELOAD OPTION. (a) A Reload Option will be to purchase, at Fair Market Value as of the original Option's Date of Exercise, a number of shares of Common Stock equal to the number of Eligible Shares surrendered (including by means of an attestation procedure) by the Optionee to exercise the original Option or to satisfy any related tax withholding obligation.

(b) If the Optionee elects to satisfy any related tax withholding obligation by the use of shares of Common Stock acquired upon exercise of the Option ("TAX SHARES"), the Optionee shall be granted a Reload Option with respect to those shares only if he or she has first attested to the ownership of a number of Eligible Shares at least equal to the number of Tax Shares for which a Reload Option is sought and in excess of the number of Eligible Shares surrendered (including by means of an attestation procedure) to exercise the original Option.

(c) Subject generally to the lapse of a one-year vesting period beginning upon the Reload Option's Date of Grant, a Reload Option will be exercisable only between its Date of Grant and the original Option's Date of Expiration, and only in accordance with the terms and conditions of the governing Reload Nonstatutory Stock Option Agreement.

5. NO ADDITIONAL RELOAD OPTION. No Reload Option will entitle the Optionee to receive a Reload Option upon its exercise.

IN WITNESS WHEREOF, the Corporation has caused this Addendum to be signed on its behalf, effective as of the Date of Grant.

PNC BANK CORP.

By: ________________________________
Chairman and Chief Executive Officer

ATTEST

____________________________________
Secretary

ACCEPTED AND AGREED TO AS OF THE DATE OF GRANT:

____________________________________
Optionee